January 29, 2009


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by One (1) American
Depositary Receipts
representing One-Half of One
(1/2) Ordinary Share of
Coca-Cola West Holdings Co., Ltd.
(Form F-6 File No 333-154111)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary
Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name from Coca-Cola West Holdings
Co., Ltd. to Coca-Cola West Co., Ltd.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for Coca-
Cola West Holdings Co., Ltd.

The Prospectus has been revised to reflect the new name, and has been overstamped with:

Effective January 30, 2009 the Companys
Name changed from Coca-Cola West
Holdings Co., Ltd. to Coca-Cola West Co.,
Ltd..
Please contact me with any questions or
comments at 212 815-4888


Vanessa Salazar
Assistant Vice President
The Bank of New York Mellon - ADR Division


Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)








Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286